Exhibit 10.5
Amended and Restated Continuing Security Agreement

This Amended and Restated Continuing Security Agreement (the “Agreement”) is dated as of April 29, 2014, and is by and among each of the undersigned (collectively, the "Debtor") and SMXE Lending, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), whose address is 2525 E. Camelback Road, Suite 850, Phoenix, AZ 85016.

Recitals:

A.           SkyMall, LLC, a Delaware limited liability company (the “Borrower”), and the Lender are party to a Credit Agreement dated September 18, 2013 (as heretofore amended, the “Original Credit Agreement”).

B.           In connection with the Original Credit Agreement, the Debtor are parties to a Continuing Security Agreement in favor of the Lender, dated as of September 18, 2013, as amended by that certain Amendment to Guaranties and Security Agreements dated to be effective as of December 31, 2013 (as so amended, the “Original Security Agreement”), pursuant to which the Debtor has granted the Lender security interests in the collateral provided for therein as security for the Borrower's and the Debtor's obligations under the Original Credit Agreement and certain other documents referred to therein as “Related Documents.”.

C.           The Original Credit Agreement is being amended and restated by an Amended and Restated Credit Agreement, dated as of even date herewith (the "Restated Credit Agreement"), among the Borrower, the Debtor, certain other Obligors party thereto and the Lender, pursuant to which, among other things, the Borrower and the Lender have agreed to increase the maximum amount of the Credit Facilities to $17,150,000.

D.           As condition to extending credit as provided for in the Restated Credit Agreement, the Lender has required, and the Debtor has agreed, to amend and restate the Original Security Agreement and enter into this Agreement.

E.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Debtor and the Lender with respect to the subject matter hereof, including the Original Agreement.

Agreements:

In consideration of the Restated Credit Agreement, and for other good and valuable consideration inuring to the benefit of the Debtor, the Debtor agrees as follows:

Grant of Security Interest.  The Debtor grants to the Lender a continuing security interest in, pledges and assigns to the Lender all of the Collateral (as defined below) owned by the Debtor, all of the Collateral in which the Debtor has rights or power to transfer rights and all Collateral in which the Debtor later acquires ownership, other rights or rights or power to transfer rights to secure the payment and performance of the Liabilities (as defined below).

Definitions.

“Borrower” means SkyMall, LLC.

“Default” means a Default under the Restated Credit Agreement, including  a default by Debtor hereunder.

“Liabilities” means all obligations, indebtedness and liabilities of the Borrower or the Debtor whether individual, joint and several, absolute or contingent, direct or indirect, liquidated or unliquidated, now or hereafter existing in favor of the Lender, including without limitation, all liabilities, all interest, costs and fees arising under or from any note, open account, overdraft, endorsement, surety agreement, guaranty, lease or acceptance payable to the Lender, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.  For purposes of clarity but without limitation, the term “Liabilities” includes the extension of credit pursuant to the Restated Credit Agreement.

“Collateral” means all of the Debtor’s personal property, including the following, whether now owned or hereafter acquired or arising and wherever located:  (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory, including raw materials, work in process, or materials used or consumed in Debtor’s business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown, manufactured homes, computer programs embedded in such goods and farm products; (ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) commercial tort claims, if any, described on Exhibit “A” hereto; (xiv) letter of credit rights; (xv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies; (xvi) all supporting obligations of all of the foregoing property; (xvii) all property of the Debtor now or hereafter in the Lender’s possession or in transit to or from, or under the custody or control of, the Lender or any affiliate thereof; (xviii) all cash and cash equivalents thereof; and (xix) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof including but not limited to all stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper, instruments, investment property, financial assets, and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral.  Where the Collateral is in the possession of the Lender or the Lender’s agent, the Debtor agrees to deliver to the Lender any property that represents an increase in the Collateral or profits or proceeds of the Collateral.

“UCC” means the Uniform Commercial Code of Arizona, as in effect from time to time.  Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC. To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the UCC, such modified definition will apply automatically as of the date of such amendment, modification or revision.

Other capitalized terms used but not defined herein have the meanings assigned to them in the Restated Credit Agreement.

Representations, Warranties and Covenants. The Debtor represents, warrants, and covenants to the Lender that each of the following is true and will remain true until termination of this Agreement and payment in full of all Liabilities and agrees with the Lender that:

1.
At its own expense, it shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Lender. Each insurance policy on the Collateral shall contain a lender’s loss payable endorsement satisfactory to the Lender and a prohibition against cancellation or amendment of the policy or removal of the Lender as loss payee without at least thirty (30) days’ prior written notice to the Lender. In all events, the amounts of such insurance coverages on the Collateral shall be in such minimum amounts that the Debtor will not be deemed a co-insurer. The policies on the Collateral, or certificates evidencing them, shall, if the Lender so requests, be deposited with the Lender.

2.
It shall permit the Lender, at the Debtor’s expense, to inspect and examine the Collateral and to check and test the same as to quality, quantity, value, and condition, and will provide any information that the Lender may reasonably request and will permit the Lender or the Lender’s agents to inspect and copy its books, records and data, at any time during normal business hours.

3.
It shall maintain the Collateral in good repair; pay promptly when due all taxes and assessments upon the Collateral or for the use or operation of the Collateral; use the Collateral in accordance with law and in compliance with any policy of insurance thereon; and exhibit the Collateral to the Lender on demand.

4.
Until the Lender gives notice to the Debtor to the contrary or until the Debtor is in Default, it may use the funds collected in its business, subject to the provisions of the Restated Credit Agreement. Upon notice from the Lender or upon a Default, the Debtor agrees that all sums of money it receives on account of or in payment or settlement of the accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles and instruments shall be held by it as trustee for the Lender without commingling with any of the Debtor’s other funds, and shall immediately be delivered to the Lender with endorsement to the Lender’s order of any check or similar instrument. It is agreed that, at any time the Lender so elects, the Lender shall be entitled, in its own name or in the name of the Debtor or otherwise, but at the expense and cost of the Debtor, to collect, demand, receive, sue for or compromise any and all accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles, and instruments, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Debtor and, in the Lender’s discretion, to file any claims or take any action or proceeding which the Lender may deem necessary or advisable. It is expressly understood and agreed, however, that the Lender shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Lender’s taking action. The Debtor irrevocably appoints the Lender or the Lender’s designee as the Debtor’s attorney-in-fact to do all things with reference to the Collateral as provided for in this Agreement including without limitation (1) to sign the Debtor’s name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Debtor’s customers, and (2) to do all things necessary to carry out this Agreement or to perform any of the Debtor’s obligations under this Agreement, (3) to notify the post office authorities to change the Debtor’s mailing address to one designated by the Lender, and (4) to receive, open and dispose of mail addressed to the Debtor. The Debtor ratifies and approves all acts of the Lender as attorney-in-fact. This power of attorney appointment is irrevocable, coupled with an interest, and shall survive the death or disability of Debtor. The Lender shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until all of the Liabilities have been fully satisfied and all commitments to extend credit have been terminated. Immediately upon its receipt of any Collateral evidenced by an agreement, “instrument,” “chattel paper,” certificated “security” or “document” (as such terms are defined in the UCC) (collectively, “Special Collateral”), it shall mark the Special Collateral to show that it is subject to the Lender’s security interest, pledge and assignment and shall deliver the original to the Lender together with appropriate endorsements and other specific evidence of assignment or transfer in form and substance satisfactory to the Lender.

5.
It will not sell, lease, license or offer to sell, lease, license, grant as security to anyone other than the Lender, or otherwise transfer the Collateral or any rights in or to the Collateral, without the written consent of the Lender, except in the ordinary course of business of Debtor’s business or otherwise permitted under the Restated Credit Agreement; or change the location of the Collateral from the locations of the Collateral disclosed to the Lender, without providing at least ten (10) days’ prior written notice to the Lender.

6.	No financing statement or similar record covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Lender has approved that filing.

7.
Without notice or demand and without affecting the Debtor’s obligations hereunder, from time to time, the Lender is authorized to: (a) renew, modify, compromise, rearrange, restate, consolidate, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, either in whole or in part, the Borrower, and release, either in whole or in part, substitute or add any one or more sureties, endorsers, or guarantors; (c) take and hold other collateral for the payment of the Liabilities, and enforce, exchange, substitute, subordinate, impair, waive or release any such collateral; (d) proceed against the Collateral or any other collateral for the Liabilities and direct the order or manner of sale as the Lender in its discretion may determine; (e) take any action against the Borrower, the Collateral or any other collateral for the Liabilities, or any other person liable for any of the Liabilities, and (f) apply any and all moneys received by the Lender, or recoveries from the Collateral or any other collateral for the Liabilities, in such order or manner as the Lender in its discretion may determine, including but not limited to applying them against obligations, indebtedness or liabilities which are not secured by this Agreement.

8.
Its obligations hereunder shall not be released, diminished or affected by (a) any act or omission of the Lender, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets or any other obligor on the Liabilities or that obligor’s assets, (c) any change in the composition or structure of the Borrower or any other obligor on the Liabilities, including a merger or consolidation with any other person or entity, or (d) any payments made upon the Liabilities.

9.
It expressly consents to any impairment of the Collateral or any other collateral for the Liabilities, including, but not limited to, failure to perfect a security interest in such collateral and any release, either in whole or in part, of the Collateral or any other collateral for the Liabilities. Any such impairment or release shall not affect the Debtor’s obligations hereunder.

10.
It waives (a) to the extent not prohibited by applicable law, all rights and benefits under any laws or statutes regarding sureties, as may be amended, (b) any right the Debtor may have to receive notice of the following matters before the Lender enforces any of its rights: (i) the Lender’s acceptance of this Agreement, (ii) incurrence or acquisition or material alteration of any Liabilities, any credit that the Lender extends to the Borrower, (iii) the Borrower’s default, (iv) any demand, diligence, presentment, dishonor and protest, (v) any action that the Lender takes regarding the Borrower, anyone else, any other collateral for the Liabilities, or any of the Liabilities, which it might be entitled to by law or under any other agreement, (vi) any adverse facts that would affect the Debtor’s risk (c) any right it may have to require the Lender to proceed against the Borrower, any guarantor or other obligor on the Liabilities, the Collateral or any other collateral for the Liabilities, or pursue any remedy in the Lender’s power to pursue, or to exercise any right of setoff, (d) any defense based on any claim that the Debtor’s obligations exceed or are more burdensome than those of the Borrower, (e) the benefit of any statute of limitations affecting the Debtor’s obligations hereunder or the enforcement hereof, (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities, (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof, (h) any defense based on or arising out of the Lender’s negligent administration of the Liabilities, and (i) and agrees not to enforce any rights of subrogation, contribution, reimbursement, exoneration or indemnification that it may have against the Borrower, any person or entity liable on the Liabilities, or the Collateral, until the Borrower and the Debtor have fully performed all of their obligations to the Lender, even if those obligations are not covered by this Agreement. The Lender may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver.

11.
The Debtor has (a) without reliance on the Lender or any information received from the Lender and based upon the records and information the Debtor deems appropriate, made an independent investigation of the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances that may bear upon those transactions, the Borrower or the obligations, liabilities and risks undertaken pursuant to this Agreement; (b) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower and the Lender has no duty to provide any information concerning the Borrower or other obligor on the Liabilities to the Debtor (c) full and complete access to the Borrower and any and all records relating to any Liabilities now or in the future owing by the Borrower; (d) not relied and will not rely upon any representations or warranties of the Lender not embodied in this Agreement or any acts taken by the Lender prior to or after the execution or other authentication and delivery of this Agreement (including but not limited to any review by the Lender of the business, assets, operations, prospects and condition, financial or otherwise, of the Borrower); and (e) determined that the Debtor will receive benefit, directly or indirectly, and has or will receive fair and reasonably equivalent value, for the execution and delivery of this Agreement and the rights provided to the Lender. By entering into this Agreement, the Debtor does not intend: (i) to incur or believe that the Debtor will incur debts that would be beyond the Debtor’s ability to pay as those debts mature; or (ii) to hinder, delay or defraud any creditor of the Debtor. The Debtor is neither engaged in nor about to engage in any business or transaction for which the remaining assets of the Debtor are unreasonably small in relation to the business or transaction, and any property remaining with the Debtor after the execution or other authentication of this Agreement is not unreasonably small capital.

12.
The Debtor agrees to fully cooperate with the Lender and not to delay, impede or otherwise interfere with the efforts of the Lender to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Collateral free and clear of all liens.

13.	Its principal residence or chief executive office is as set forth on the signature page.

14.
Its name as it appears in this Agreement is its exact name as it appears in its organizational documents, as amended, including any trust documents; and it will not without the Lender’s prior written consent, change its name, its business organization, the jurisdiction under which it is formed or organized, or its chief executive office, or any additional places of business.

15.
The execution and delivery of this Agreement and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it or any of its properties is bound, and do not require the consent or approval of any governmental authority or any third party.

16.	This Agreement is a valid and binding agreement, enforceable according to its terms.

17.
It is duly organized, validly existing and in good standing under the laws of the state where it is organized and in good standing in each state where it is doing business; and the execution and delivery of this Agreement and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any agreement or document governing its affairs.

18.
When the Collateral is located at, used in or attached to a facility leased by the Debtor, the Debtor will, at the request of the Lender, obtain from the lessor a consent to the granting of this security interest and a release or subordination of the lessor’s interest in any of the Collateral, in form and substance satisfactory to the Lender.

19.
Without limiting any foregoing waiver, consent or agreement, the Debtor further waives any and all benefits under Arizona Revised Statutes Section 12-1641 through 12-1646, inclusive, and Rule 17(f) of the Arizona Rules of Civil Procedure, including any revision or replacement of such statutes or rules hereafter enacted.

Reinstatement. The Debtor agrees that to the extent any payment or transfer is received by the Lender in connection with the Liabilities, and all or any part of such payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by the Lender or paid over to a trustee, receiver or any other person or entity, whether under any bankruptcy act or otherwise (any of those payments or transfers is hereinafter referred to as a “Preferential Payment”), then this Agreement shall continue to be effective or shall be reinstated, as the case may be, even if all Liabilities have been paid in full, and whether or not the Lender is in possession of this Agreement or whether agreement has been marked paid, cancelled, released or returned to the Borrower or the Debtor, and, to the extent of the payment or repayment or other transfer by the Lender, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made. If this Agreement must be reinstated, the Debtor agrees to execute and deliver to the Lender any new security agreements and financing statements, if necessary or if requested by the Lender, in form and substance acceptable to the Lender, covering the Collateral. The obligations of the Debtor under this section shall survive the termination of this Agreement.

Remedies Regarding Collateral. The Lender shall have the right to require the Debtor to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. The Debtor agrees that upon default the Lender may dispose of any of the Collateral in its then present condition, that the Lender has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Lender’s compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. The Lender may disclaim warranties of title, possession, quiet enjoyment, and the like, and the Debtor agrees that any such action shall not affect the commercial reasonableness of the sale. In connection with the right of the Lender to take possession of the Collateral, the Lender may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Debtor without liability on the part of the Lender. The Debtor expressly agrees that the Lender may enter upon the premises where the Collateral is believed to be located without any obligation of payment to the Debtor, and that the Lender may, without cost, use any and all of the Debtor’s “equipment” (as defined in the UCC) in the manufacturing or processing of any “inventory” (as defined in the UCC) or in growing, raising, cultivating, caring for, harvesting, loading and transporting of any of the Collateral that constitutes “farm products” (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if the Lender sends notice to the Debtor at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. Without limiting any other remedy, the Debtor is liable for any deficiency remaining with respect to the Liabilities after disposition of the Collateral. The Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. At its option the Lender may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Debtor agrees to reimburse the Lender on demand for any such payment made or expense incurred by the Lender with interest at the highest rate at which interest may accrue under any of the instruments evidencing the Liabilities. The Debtor authorizes the Lender to endorse on the Debtor’s behalf and to negotiate drafts reflecting proceeds of insurance of the Collateral, provided that the Lender shall remit to the Debtor such surplus, if any, as remains after the proceeds have been applied, at the Lender’s option, to the satisfaction of all of the Liabilities (in such order of application as the Lender may elect) or to the establishment of a cash collateral account for the Liabilities. The Lender shall have the right now, and at any time in the future in its sole and absolute discretion, without notice to the Debtor to (a) prepare, file and sign the Debtor’s name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (b) prepare, file and sign the Debtor’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral.

Power of Attorney.  The Debtor does hereby make, constitute and appoint any officer or agent of the Lender as the Debtor’s true and lawful attorney-in-fact, with power, to (a) endorse the name of the Debtor any of the Debtor’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Lender’s possession in full or part payment of any Liabilities; (b) from and after a Default, sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; (c) sign, for the Debtor, such documentation required by the UCC, or supplemental intellectual property security agreements; granting to the Debtor’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Debtor might or could do; and (d) prepare, sign and file the Debtor's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral.  The Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest, and is irrevocable.

Amendment and Restatement.  This Agreement amends, restates, replaces and supersedes in its entirety the Original Security Agreement.   The execution and delivery of this Agreement shall not in any circumstances be deemed to have terminated, extinguished, released or discharged the Debtor's obligations under the Original Security Agreement, which obligations shall continue under and be governed by this Agreement.  This Agreement does not release any Collateral granted as security for the Credit Facilities or any of the other Liabilities.  This Agreement is not a novation of the Original Security Agreement.

Miscellaneous. A carbon, photographic or other reproduction of this Agreement is sufficient as, and can be filed as, a financing statement or similar record. The Debtor authorizes the Lender to file one or more financing statements or similar records covering the Collateral or such lesser amount of assets as the Lender may determine, or the Lender may, at its option, file financing statements or similar records containing any collateral description which reasonably describes the Collateral, and the Debtor will pay the cost of filing them in all public offices where filing is deemed by the Lender to be necessary or desirable. In addition, the Debtor shall execute and deliver, or cause to be executed and delivered, such other documents as the Lender may from time to time request to perfect or to further evidence the pledge, security interest and assignment created in the Collateral by this Agreement. If any provision of this Agreement cannot be enforced, the remaining portions of this Agreement shall continue in effect. No delay on the part of the Lender in the exercise of any right or remedy waives that right or remedy, no single or partial exercise by the Lender of any right or remedy precludes any other exercise of it or the exercise of any other right or remedy, and no waiver or indulgence by the Lender of any default is effective unless it is in writing and signed by the Lender, nor does a waiver on one occasion waive that right on any future occasion. All obligations of the Debtor set forth in this Agreement shall bind the Debtor’s heirs, executors, administrators, successors and assigns. The provisions of this Agreement are severable, and if any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such provision(s) in any other jurisdiction. Time is of the essence under this Agreement and in the performance of every term, covenant and obligation contained herein.

Indemnification. The Debtor agrees to indemnify, defend and hold the Lender, its parent companies, subsidiaries, affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively the “Indemnified Persons”) harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys’ fees (including the fees and expenses of attorneys engaged by the Indemnified Person at the Indemnified Person’s reasonable discretion) and amounts paid in settlement (“Claims”) to which any Indemnified Person may become subject arising out of or relating to this Agreement or the Collateral, except to the limited extent that the Claims are proximately caused by the Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this Agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona (without giving effect to its laws of conflicts), and to the extent applicable, federal law, except to the extent that the laws regarding the perfection and priority of security interests of the state(s) in which either the Debtor or any property securing the Liabilities is located, are applicable. The Debtor agrees that any legal action or proceeding with respect to any of its obligations under this Agreement may be brought by the Lender in any state or federal court located in the State of Arizona, as the Lender in its sole discretion may elect. By the execution and delivery of this Agreement, the Debtor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Debtor waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

WAIVER OF SPECIAL DAMAGES. THE DEBTOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE DEBTOR AND THE LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THE DEBTOR AND THE LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Debtor:

Address: 1520 E. Pima St. Phoenix, AZ 85034	SkyMall Interests, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Debtor:

Address: 1520 E. Pima St. Phoenix, AZ 85034	SkyMall Ventures, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Debtor:

Address: 1520 E. Pima St. Phoenix, AZ 85034	SHC Parent Corp.
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Debtor:

Address: 1520 E. Pima St. Phoenix, AZ 85034	Xhibit Corp.
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Debtor:

Address: 1520 E. Pima St. Phoenix, AZ 85034	Xhibit Interactive, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Debtor:

Address: 1520 E. Pima St. Phoenix, AZ 85034	FlyReply Corp.
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Debtor:

Address: 1520 E. Pima St. Phoenix, AZ 85034	SpyFire Interactive, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Debtor:

Address: 1520 E. Pima St. Phoenix, AZ 85034	Stacked Digital, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Commercial Tort Claims

(List, if any, by case title with court and brief description of claim by applicable Debtor)